UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 20, 2008

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

On July 25, 2008, ProUroCare Medical Inc. (the “Company,” “we” or “us”) entered into a “License Agreement” and a “Development and Commercialization Agreement” with Artann Laboratories Inc. of West Trenton, New Jersey (“Artann”).  Under the original terms of the agreements, both agreements were to become effective on the tenth day after the close of one or more public or private equity offerings in which we raise at least $4 million or November 30, 2008, whichever was first to occur.  On December 20, 2008, the parties amended the agreements to change the effective date to December 23, 2008.  The agreements were further amended to provide that a portion of the payments to be made under the agreements will be made to the two principal developers of the technology, as directed by Artann.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Amendment to License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (incorporated by reference to Exhibit 10.46 to Registration Statement on Form S-1 (file No. 333-153605)).

10.2

Amendment to Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (incorporated by reference to Exhibit 10.47 to Registration Statement on Form S-1 (File No. 333-153605)).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

December 24, 2008	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Amendment to License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (incorporated by reference to Exhibit 10.46 to Registration Statement on Form S-1 (file No. 333-153605)).

10.2

Amendment to Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (incorporated by reference to Exhibit 10.47 to Registration Statement on Form S-1 (File No. 333-153605)).